UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into Material Definitive Agreement.

On December 14, 2006, the Board of Directors of Adaptec, Inc. (the "Company") approved a new form of Indemnification Agreement to be entered into between the Company and its directors, executive officers, and other employees that may be selected from time to time by the Company. For those directors, executive officers and other employees who have entered into the Company's current form of Indemnification Agreement, the entry into the new form will amend and restate the current agreement. The Company expects to enter into the new form of Indemnification Agreement with its directors and executive officers as soon as practicable. As is the case with the current form of the Indemnification Agreement, the new form commits the Company to indemnify the indemnitee to the fullest extent permitted under Delaware law. The significant changes to the new form relative to the current form are that the new form eliminates the concept of a reviewing party authorized to make a determination that the indemnitee is not entitled to indemnification prior to the ultimate resolution of the indemnity claim; contains an express undertaking of the indemnitee to repay any expenses that have been advanced by the Company if it is ultimately determined that the indemnitee is not entitled to indemnification; commits the Company to use commercially reasonable efforts to continue to maintain director and officer insurance coverage that is substantially comparable to the insurance coverage currently in place; and eliminates the right of the Company to recover expenses advanced to indemnitee in a proceeding brought by the Company to enforce the agreement.

The foregoing description of the new Indemnification Agreement is qualified in its entirety by the copy of the Indemnification Agreement that is filed as Exhibit 99.01 to this Form 8-K and is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2006, the Board of Directors of the Company adopted Amended and Restated Bylaws of the Company, effective immediately upon adoption. The material changes to the Company's bylaws included in these Amended and Restated Bylaws (the "New Bylaws") are:

  Ability to Call a Stockholder Meeting. The New Bylaws eliminate the right of stockholders holding at least 10% of the voting power to call a special meeting of stockholders and provide that a stockholder meeting may be called by the Chairperson of the Board, the Chief Executive Officer (or President if the Company does not have a Chief Executive Officer) or by a majority of the Board.

  Notice of Stockholder Business and Stockholder Nominations. The new Bylaws establish the notice provisions for stockholders to propose business to be brought before, and director nominations at, an annual meeting as not later than the 75th day nor earlier than the 105th day prior to the first anniversary of the prior year's annual meeting. The prior Bylaws set this notice period at 45 days prior to the date that proxy materials were mailed for the prior year's annual meeting.

  Ability to Adjourn a Stockholder Meeting. The New Bylaws allow only the chairperson of a stockholder meeting to adjourn the meeting while the prior Bylaws allowed a majority of the shares present to adjourn the meeting.

  Notice of Adjourned Stockholder Meetings. The New Bylaws provide that if any stockholders' meeting is adjourned for more than 30 days that a new notice must be provided to each stockholder of such adjourned meeting. The prior Bylaws required such notice if the meeting was adjourned for more than 45 days.

  Stockholder Action by Written Consent. The New Bylaws allow stockholder action by written consent, while the prior Bylaws prohibited such form of action.

  Filling Director Vacancies. The New Bylaws provide that any director vacancy may be filled by a majority of the Board or the sole remaining director, and not by the stockholders. The prior Bylaws provided that (i) a Board vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the stockholders at a duly held meeting, (ii) any vacancy not filled by the Board may be filled by stockholder election and (iii) if at the time of a Board vacancy, the directors then in office constitute less than a majority of the whole Board, then the Court of Chancery may, upon application of stockholders holding 10% of the shares entitled to vote for directors, order an election to be held to fill any such vacancies.

  Ability to Call Special Board Meetings. The New Bylaws require a majority of the Board to call a special meeting of directors while the prior Bylaws allowed two directors to call such a meeting.

  Composition of Board Committees. The New Bylaws provide that the Board may designate a Board committee consisting of one or more members. The prior Bylaws required at least two members to sit on a Board committee.

  Indemnification. The indemnification provisions contained in the New Bylaws have been revised to be consistent with the applicable provisions of Delaware law, including a provision authorizing the Company to enter into indemnification contracts with any officer, director, employee or agent of the Company.

The New Bylaws also make numerous other changes to matters of administration and process, or that clarify language, relative to the corresponding provisions of the prior Bylaws.

The foregoing description of the New Bylaws is qualified in its entirety by the copy of the Amended and Restated Bylaws that is filed as Exhibit 3.01 to this Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.
Exhibit Number	Description of Exhibit
3.01	Amended and Restated Bylaws of the Company
99.01	Form of Indemnification Agreement entered into between the Company and its officers and directors

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2006	ADAPTEC, INC. By: /s/ Christopher G. O'Meara Christopher G. O'Meara Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.01	Amended and Restated Bylaws of the Company Also provided in PDF format as a courtesy.
99.01	Form of Indemnification Agreement entered into between the Company and its officers and directors Also provided in PDF format as a courtesy.